EXHIBIT 23.4

SCHWARTZ LEVITSKY FELDMAN LLP

CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA















                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP



The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated December 9, 2003 on the consolidated financial statements of Yukon Gold Corporation, Inc. for the year ended April 30, 2003 included in the amended registration statement being filed by Yukon Gold Corporation, Inc.

                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario

May 18, 2004                                               Chartered Accountants








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